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                                    EXHIBIT 2

         ESCROW AGREEMENT (the "Agreement"), dated as of September 18, 1996, among The Peregrine Real Estate Trust, a California business trust ("Peregrine"), MDC REIT Holdings, LLC, a Delaware limited liability company ("Holdings") and Norwest Bank Colorado, N.A., as escrow agent (the "Escrow Agent").

                                  INTRODUCTION

         Under the Stock Purchase Agreement dated as of September 18, 1996 (the "Stock Purchase Agreement"), between Peregrine and Holdings, Holdings is acquiring 6,959,593 common shares of beneficial interest (the "Shares") of California Real Estate Investment Trust ("CalReit"), from Peregrine; and

         The Stock Purchase Agreement requires as a condition to the sale of the Shares that Peregrine, Holdings and the Escrow Agent enter into this Agreement and that Holdings deposit the Escrow Amount (as defined below) with the Escrow Agent in order to provide a mechanism for the payment of liquidated damages to Peregrine that Holdings may become obligated to pay to Peregrine as and to the extent provided in Sections 9.2 and 10.2 of the Stock Purchase Agreement.

         Peregrine, Holdings and the Escrow Agent agree as follows:

         1. Appointment of the Escrow Agent; Deposit of Initial Escrow Amount. Peregrine and Holdings constitute and appoint the Escrow Agent as, and the Escrow Agent agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of an executed copy of the Stock Purchase Agreement and cash in the amount of one hundred and fifty thousand dollars ($150,000) (the "Initial Escrow Amount") from Holdings as provided in Section 9.2 of the Stock Purchase Agreement. In accordance with the provisions of Section 9.2 of the Stock Purchase Agreement, Holdings may deposit additional cash with respect to the First Progress Payment and the Second Progress Payment in the aggregate amount of $100,000. The Initial Escrow Amount and any additional deposits with respect to the First Progress Payment and the Second Progress Payment are hereinafter collectively referred to as the "Escrow Amount".

         2. The Escrow Amount. The Escrow Amount and all earnings thereon shall be held by the Escrow Agent as a trust fund in a separate account maintained for the purpose, on the terms and subject to the conditions of this Agreement. The Escrow Amount shall not be subject to lien, attachment, trustee process or any other judicial process by any creditor of any party to this Agreement and shall be used solely for the purpose set forth in this Agreement. The Escrow Amount shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either Peregrine or Holdings owing to the Escrow Agent in any capacity.
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3.       Investment of the Escrow Amount; Taxes.

         (a) Promptly after receipt of the funds to be held by the Escrow Agent pursuant to this Agreement, and until otherwise directed by written notification signed by Peregrine and Holdings, the Escrow Agent shall invest and reinvest all amounts held from time to time as part of the Escrow Amount, in a money market account with Norwest Bank Colorado. The Escrow Agent shall have no responsibility for the review of proposed investments designated in writing by Peregrine and Holdings and may rely conclusively upon an investment instruction received from Peregrine and Holdings.

         (b) All earnings on the Escrow Amount that are not used to pay the expenses of the Escrow Agent shall be paid to Peregrine upon termination of this Agreement.

         (c) All taxes in respect of earnings on the Escrow Amount shall be the obligation of and shall be paid when due by Holdings, who shall indemnify and hold Peregrine and the Escrow Agent harmless from and against all such taxes. Holdings' tax identification number shall be used for any filings related to the Escrow Amount.

         4.       Claims Against the Escrow Amount.

         (a) In the event that the Closing of the transactions contemplated by the Stock Purchase Agreement do not occur as a result of a Buyer Default or if Holdings fails to satisfy the Financing Condition or the REIT Status Condition , Peregrine will deliver to Holdings and to the Escrow Agent a certificate in substantially the form of Annex I attached to this Agreement (a "Certificate of Instruction"). No Certificate of Instruction may be delivered by Peregrine after the close of business on the fifth business day immediately following the date upon which written notice of termination of the Stock Purchase Agreement has been delivered to the parties in accordance with Section 11.4 thereof. The Escrow Agent shall give written notice to Holdings of its receipt of a Certificate of Instruction not later than the second business day next following receipt thereof, together with a copy of such Certificate of Instruction.

         (b) If the Escrow Agent (i) shall not, within five (5) calendar days following its receipt of a Certificate of Instruction (the "Objection Period"), have received from Holdings a certificate in substantially the form of Annex II attached to this Agreement (an "Objection Certificate") disputing the facts set forth in such Certificate of Instruction, or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (x) a certificate from Holdings and Peregrine substantially in the form of Annex III attached to this Agreement (a "Resolution Certificate") stating that Holdings and Peregrine have agreed that the Escrow Amount is payable to Peregrine or (y) a copy of the Arbitration Award (as defined in Section 13) accompanied by a certificate of Peregrine substantially in the form of Annex IV attached to this Agreement (an "Arbitration Certificate")) to the effect that the Escrow Amount is payable to Peregrine, then the Escrow Agent shall, on the second business day next following (x) the expiration of the Objection Period or (y) the Escrow Agent's receipt of a Resolution Certificate or an Arbitration Certificate, as the case may be, pay to Peregrine the Escrow Amount by wire transfer of immediately available funds to a bank account of Peregrine's designation set forth in the Certificate of Instruction, the amount set forth in said Certificate of

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Instruction or, if such Resolution Certificate or Arbitration Certificate specifies that a lesser amount is payable, such lesser amount.

         (c) The Escrow Agent shall give written notice to Peregrine of its receipt of an Objection Certificate not later than the second business day next following receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall given written notice to Holdings of its receipt of an Arbitration Certificate not later than the second business day next following receipt thereof, together with a copy of such Arbitration Certificate.

         (d) Upon the payment by the Escrow Agent of the Escrow Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed satisfied. Upon the receipt by the Escrow Agent of a Resolution Certificate or an Arbitration Certificate and the payment by the Escrow Agent of the Escrow Amount or other amount referred to therein, the related Certificate of Instruction shall be deemed satisfied.

         (e) Upon Peregrine's determination that it has no claim or has released its claim with respect to a Certificate of Instruction, Peregrine will deliver to the Escrow Agent a certificate substantially in the form of Annex V attached to this Agreement (a "Peregrine Cancellation Certificate") canceling such Certificate of Instruction (or such specified portion thereof, as the case may be), and such Certificate of Instruction shall thereupon be deemed satisfied. The Escrow Agent shall give written notice to Holdings of its receipt of a Peregrine Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Peregrine Cancellation Certificate.

         (f) Upon receipt of an Arbitration Award to the effect that none of the Escrow Amount referred to in a Certificate of Instruction as to which Holdings has delivered an Objection Certificate within the Objection Period is payable to Peregrine, Holdings may deliver a copy of such order (accompanied by a certificate of Holdings substantially in the form of Annex VI attached to this Agreement (a "Holdings Cancellation Certificate")) canceling such Certificate of Instruction, and such Certificate of Instruction shall thereupon be deemed satisfied. The Escrow Agent shall give written notice to Peregrine of its receipt of a Holdings Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Holdings Cancellation Certificate.

         5. Termination Date. If the Stock Purchase Agreement will be consummated, Peregrine and Holdings shall notify the Escrow Agent in writing at least two business days prior to the scheduled closing and shall instruct the Escrow Agent to wire transfer the Escrow Amount to an account designated by Peregrine at the closing. If the Stock Purchase Agreement is terminated for reasons other than Buyer Default or failure of Holdings to satisfy the Financing Condition or the REIT Status Condition, upon receipt of written notice from Holdings (a "Holdings Termination Notice") to such effect (with a copy to Peregrine), the Escrow Agent shall pay to Holdings on the second business day following expiration of the Objection Period, the Escrow Amount by wire transfer of immediately available funds to a bank account designated in writing by Holdings. Notwithstanding the above, Peregrine may, within the Objection Period specified in Section 4 (i.e. five (5) calendar days after Peregrine's receipt of a Holdings

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Termination Notice), file an objection to the payment of the Escrow Amount to
Holdings in which case the provisions of Section 4 shall apply mutatis mutandis with respect to the Escrow Amount until the Escrow Agent has received either a Resolution Certificate or an Arbitration Certificate from the appropriate party. Upon payment of the Escrow Amount and any earnings thereon pursuant to the terms of this Agreement, this Agreement (other than Sections 6, 7 and 8 which shall survive the termination of this Agreement) shall automatically terminate.

         6. Duties and Obligations of the Escrow Agent. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance with this Agreement, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

                  (i) the Escrow Agent shall not be liable for any loss of interest sustained as a result of investments made under this Agreement in accordance with the terms of this Agreement, including any liquidation of any investment of the Escrow Fund prior to its maturity effected in order to make a payment required by the terms of this Agreement;

                  (ii) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered and the Escrow Agent shall have no responsibility to determine whether notices required to be sent by Peregrine and Holdings to each other were actually sent;

                  (iii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection this Agreement; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence or breach of this Agreement;

                  (iv) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties under this Agreement, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

                  (v) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights under this Agreement, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties under this Agreement as to which there is no such uncertainty, shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by each of the parties to this Agreement or by a final, nonappealable order of a court of competent jurisdiction; provided, that in the event that the Escrow Agent has not received such written direction or court order within 30 calendar days after requesting the same, it shall

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         have the right to interplead Peregrine and Holdings in any court of competent jurisdiction and request that such court determine its rights and duties under this Agreement; and

                  (vi) the Escrow Agent may execute any of its powers or responsibilities under this Agreement and exercise any rights under this Agreement either directly or by or through agents or attorneys selected with reasonable care, nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of California and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental to this Agreement.

         7. Cooperation. Peregrine and Holdings shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities under this Agreement.

         8. Fees and Expenses; Indemnity. Holdings shall pay the fees and expenses of the Escrow Agent for its services under this Agreement as and when billed by the Escrow Agent as set forth on Annex VII. Subject to the preceding sentence, each of Peregrine and Holdings (to the extent of the Escrow Amount) shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, one-half of any loss, damages, cost or expense (collectively "Losses"), including but not limited to reasonable attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement; provided that notwithstanding the foregoing, neither Peregrine nor Holdings shall be required to indemnify the Escrow Agent for any such Losses (i) arising as a result of the Escrow Agent's willful misconduct or gross negligence or breach of this Agreement or (ii) incurred by the Escrow Agent as a consequence of actions of the other. Fees and expenses of the Escrow Agent shall be first paid from earnings on the Escrow Amount, if any.

         9. Resignation and Removal of the Escrow Agent.

         (a) The Escrow Agent may resign as such 30 calendar days following the giving of prior written notice thereof to the Peregrine and Holdings. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Peregrine and Holdings and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Fund to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties under this Agreement and other information with respect to the Escrow Fund as such successor may reasonably request.

         (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of 30

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calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because Peregrine and Holdings are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement.

         (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 9 of its agreement to serve as escrow agent under this Agreement and the receipt of the property then comprising the Escrow Amount, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (iii) of Section 6, and such successor escrow agent shall for all purposes of this Agreement be the Escrow Agent.

         10. Notices. All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given if-delivered personally, by overnight courier or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  if to Peregrine, to:

                  The Peregrine Real Estate Trust
                  1300 Ethan Way, Suite 200
                  Sacramento, California 95825
                  Telecopy:   (916) 929-1122
                  Attention:  President

                  with a copy to

                  Farella Braun & Martel LLP
                  235 Montgomery Street, 30th Floor
                  San Francisco, California 94104
                  Telecopy:  (415) 954-4480
                  Attention: Morgan P. Guenther

                  if to Holdings, to:

                  MDC Reit Holdings LLC
                  c/o McCown De Leeuw & Co.
                  3000 Sand Hill Road
                  Building 3, Suite 280
                  Menlo Park, California 94025
                  Facsimile No.:(415) 854-0853
                  Attn: George McCown

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                  with a copy to:

                  Gibson, Dunn & Crutcher
                  One Montgomery Street, 26th Floor
                  San Francisco, California 94104
                  Facsimile No. (415) 986-5309
                  Attn: Lawrence Calof

                  If to the Escrow Agent, to:

                  Norwest Bank Colorado, N.A.
                  Corporate Trust & Escrow Services
                  1740 Broadway
                  Denver, Colorado 80274-8693
                  Facsimile No.:(303) 863-5645
                  Attn:Mike DeBois

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail or overnight courier in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties to this Agreement.

         11. Amendments etc. This Agreement may be amended or modified, and any of the terms of this Agreement may be waived, only by a written instrument duly executed by or on behalf of Peregrine and Holdings and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. The Escrow Agent shall be furnished with a copy of all amendment entered into by Peregrine and Holdings. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

         12. Governing Law Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. THE PARTIES HERETO EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY.

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         13. Arbitration Procedures. Any controversy or claim arising out of or relating to payment of the Escrow Amount (including, without limitation, any controversy or claim as to whether the transactions contemplated by the Stock Purchase Agreement have not occurred as a result of a Buyer Default or because Holdings has failed to satisfy the Financing Condition of the REIT Status Condition) shall be settled by the following procedures: Either party may send the other written notice identifying the matter in dispute and involving the procedures of this Section 13. Within five (5) business days after such written notice is given, one or more principals of each party shall meet at a mutually agreeable location in San Francisco, California, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party impartial arbitrator (the "Arbitrator") to whom to submit the matter in dispute for final and binding arbitration. If the parties fail to resolve the dispute by written agreement or agree on the Arbitrator within such five business day period, either party may make written application to the Judicial Arbitration and Mediation Service ("JAMS"), Two Embarcadero Center, Suite 1100, San Francisco, California 94111 for the appointment of a single Arbitrator to resolve the dispute by arbitration and at the request of JAMS, the parties shall meet with JAMS at its offices or confer with JAMS by telephone within ten (10) calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; provided, however, the selection of the Arbitrator shall be the exclusive decision of JAMS and shall be made within 10 days of the written application to JAMS. Within 10 days of the selection of the Arbitrator, the parties shall meet in San Francisco, California with such Arbitrator at a place and time designated by the Arbitrator after consultation with the parties and present their respective positions on the dispute. Each party shall have no longer than two hours to present its position, the entire proceedings before the Arbitrator shall be on no more than one day, and the award (the "Arbitration Award") shall be made in writing no more than 10 days following the end of the proceedings. The Arbitrator shall not be bound by rules of evidence or judicial procedures relative to the conduct of the proceedings but shall be required to follow California substantive law. The Arbitration Award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the parties. The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

         14. Business Day. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the States of Colorado or California are authorized or obligated to close.

         15. Definition of Certain Terms. Capitalized terms used by not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

         16. Miscellaneous. This Agreement is binding upon and will inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions of this Agreement. This Agreement may be executed in any

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number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         The parties to this Agreement have caused this Agreement to be executed as of the date first above written.

                                       THE PEREGRINE REAL ESTATE TRUST

                                       By:_____________________________________
                                            Name:
                                            Title:

                                       MDC REIT HOLDINGS LLC

                                       By:_____________________________________
                                            Name
                                            Title

                                       NORWEST BANK COLORADO, N.A.

                                       as Escrow Agent

                                       By:_____________________________________
                                            Name:
                                            Title:

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                                                                         ANNEX I

                           CERTIFICATE OF INSTRUCTION

                                       to

                           NORWEST BANK COLORADO, N.A.

                                 as Escrow Agent

         The undersigned, The Peregrine Real Estate Trust ("Peregrine"), pursuant to Section 4(a) of the Escrow Agreement dated as of _______ __, 1996 among Peregrine, MDC REIT Holdings LLC, a Delaware limited liability company ("Holdings") and , and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

         (a) certifies that (i) Peregrine has sent to Holdings a notice that the transactions contemplated by the Stock Purchase Agreement have not occurred as a result of a Buyer Default or that Holdings has failed to satisfy the Financing Condition or the Reit Status Condition, a copy of which is attached hereto, and (ii) the Escrow Amount is payable to Peregrine by reason of the matter described in such notice; and

         (b) instructs you to pay to Peregrine the Escrow Amount, by wire transfer of immediately available funds to Peregrine's account at _____________, _______________, ____________, (Account
         No.:____________), (i) unless you receive an Objection Certificate from Holdings prior to the expiration of the Objection Period, within two business days following the expiration of the Objection Period, or (ii) if you receive an Objection Certificate within the Objection Period, within two business days following your receipt of a Resolution Certificate or a Arbitration Certificate.

                                       THE PEREGRINE REAL ESTATE TRUST

                                       By:____________________________________
                                       Name:

                                       Title:

Dated:_________________, _______

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                                                                        ANNEX II

                              OBJECTION CERTIFICATE

                                       to

                           NORWEST BANK COLORADO, N.A.

                                 as Escrow Agent

         The undersigned, MDC Reit Holdings LLC, a Delaware limited liability company ("Holdings"), pursuant to Section 4(b) of the Escrow Agreement dated as of ________ 1996 among The Peregrine Real Estate Trust., a California business trust ("Peregrine"), Holdings, and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

         (a) disputes that the Escrow Amount referred to in the Certificate of Instruction dated ________ __, is payable to Peregrine by the undersigned pursuant to Sections 9.2 or 10.2 of the Stock Purchase Agreement;

         (b) certifies that the undersigned has sent to Peregrine a written statement dated _______ __, of the undersigned, a copy of which is attached hereto, disputing its liability to Peregrine for the Escrow Amount; and

         (c) objects to your making payment to Peregrine as provided in such Certificate of Instruction.

                                       MDC REIT HOLDINGS LLC

                                       By: ______________________________
                                            Title

Dated: _________________, ____

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                                                                       ANNEX III

                             RESOLUTION CERTIFICATE

                                       to

                           NORWEST BANK COLORADO, N.A.

                                 as Escrow Agent

         The undersigned, The Peregrine Real Trust, a California business trust ("Peregrine"), and MDC Reit Holdings LLC, a Delaware limited liability company ("Holdings"), pursuant to Section 4(b) of the Escrow Agreement dated as of _______ 1996 among Peregrine, Holdings and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

         (a) certify that (i) Peregrine and Holdings have resolved their dispute as to the matter described in the Certificate of Instruction dated _______________, ____ and the related Objection Certificate dated
         __________, _____ and (ii) the final amount with respect to the matter described in such Certificate is $___________________.

         (b) instruct you to pay to Peregrine the amount referred to in clause
         (ii) of paragraph (a) above, by wire transfer of immediately available funds to Peregrine's account at ---------------------, ------------------, ---------------, ________________, (Account
         No.:_____________), within two business days following your receipt of this Certificate; and

         (c) agree that the amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to Peregrine and such Certificate of Instruction is hereby satisfied.

                                       THE PEREGRINE REAL ESTATE TRUST

                                       By:____________________________________
                                            Name:
                                            Title:

                                       MDC REIT HOLDINGS LLC

                                       By:____________________________________
                                            Name:
                                            Title:

Dated: __________________, ____

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
                                                                        ANNEX IV

                             ARBITRATION CERTIFICATE

                                       to

                           NORWEST BANK COLORADO, N.A.

                                 as Escrow agent

         The undersigned, The Peregrine Real Estate Trust, a California business trust ("Peregrine"), MDC Reit Holdings LLC, a Delaware limited liability company ("Holdings"), pursuant to Section 4(b) of the Escrow Agreement dated as of _______ __, 1996 among Peregrine, Holdings and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

         (a) certify that (i) attached hereto is the Arbitration Award resolving the dispute between Peregrine and Holdings as to the matter described in the Certificate of Instruction dated ____________, ______ and the Related Objection Certificate dated __________, _____ and (ii) the final amount with respect to the matter described in such Certificate, as provided in such order, is $______________;

         (b) instructs you to pay to Peregrine the amount referred to in clause
         (ii) of paragraph (a) above, by wire transfer of immediately available ends to Purchaser's account at ---------------------, -----------------, ---------------, _________________, (Account
         No.:_____________________), within two business days following your receipt of this Certificate; and

         (c) agrees that the amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to Peregrine and such Certificate of Instruction is hereby satisfied.

                                       THE PEREGRINE REAL ESTATE TRUST

                                       By:_____________________________________
                                            Name:
                                            Title:

Dated: _________________, _____

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                                                                         ANNEX V

                       PEREGRINE CANCELLATION CERTIFICATE

                                       to

                           NORWEST BANK COLORADO, N.A.

                                 as Escrow Agent

         The undersigned, The Peregrine Real Estate Trust, a California business trust ("Peregrine"), pursuant to Section 4(e) of the Escrow Agreement dated as of _______ ___, 1996 among Peregrine, MDC Reit Holdings LLC, a Delaware limited liability company ("Holdings"), and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

         (a) certifies that (i) it hereby releases its claim against Holdings with respect to [all] [specify portion] of the Escrow Amount designated in the Certificate of Instruction dated _____, _____ and (ii) as a result the amount with respect to such Certificate of Instruction is $___________; and

         (b) agrees that such Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, satisfied.

                                       THE PEREGRINE REAL ESTATE TRUST

                                       By:_____________________________________
                                            Name:
                                            Title:

Dated:  ___________________, ____

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
                                                                        ANNEX VI

                        HOLDINGS CANCELLATION CERTIFICATE

                                       to

                           NORWEST BANK COLORADO, N.A.

                                 as Escrow Agent

         The undersigned, MDC Reit Holdings LLC, a Delaware limited liability company ("Holdings"), pursuant to Section 4(f) of the Escrow Agreement dated as of ________ 1996 among Holdings, The Peregrine Real Estate Trust, a California business trust ("Peregrine"), , and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby certifies that (i) attached hereto is the Arbitration Award resolving the dispute between Peregrine and Holdings as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ___________,
_____ and (ii) as provided in such order, there is no amount owed with respect to the matter described in such Certificate.

                                       MDC REIT HOLDINGS LLC

                                       By: __________________________
                                                Title

Dated: _________________ _____

                                       15